CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the American Century Investment Trust of our reports dated May 18, 2021, relating to the financial statements and financial highlights, which appear in the American Century Core Plus Fund’s, the American Century Diversified Bond Fund’s, the American Century High-Yield Fund’s, the American Century NT Diversified Bond Fund’s, the American Century Short Duration Inflation Protection Bond Fund’s, the American Century U.S. Government Money Market Fund’s, the American Century Prime Money Market Fund’s, the American Century High Income Fund’s, the American Century NT High Income Fund’s, the American Century Short Duration Fund’s, the American Century Strategic Income Fund’s, and the American Century Short Duration Strategic Income Fund’s Annual Report on Form N-CSR for the year ended March 31, 2021. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
July 28, 2021